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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements listed below and in the related Prospectuses of our report dated March 8, 2000, with respect to the consolidated financial statements of Michaels Stores, Inc. included in its Annual Report (Form 10-K) for the year ended January 29, 2000.

Form	Registration No.	Pertaining to Michaels Stores, Inc.
S-3	333-34459	Dividend Reinvestment and Stock Purchase Plan
S-3	333-29423	Amended and Restated 1992 Non-Statutory Stock Option Plan
S-3	333-29421	Amended and Restated 1994 Non-Statutory Stock Option Plan and Stock Option Agreement dated June 6, 1997, between Michaels Stores, Inc. and R. Michael Rouleau
S-3	333-29419	1997 Stock Option Plan
S-8	33-61055	Employees 401(K) Plan
S-8	333-29429	1997 Employees Stock Purchase Plan
S-8	333-82495	Deferred Compensation Plan
S-8	33-54726	Key Employee Stock Compensation Program
S-8	333-21635	Amended and Restated 1994 Non-Statutory Stock Option Plan
S-8	333-21407	Amended and Restated 1992 Non-Statutory Stock Option Plan

/s/ ERNST & YOUNG LLP

Dallas, Texas
April 24, 2000

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CONSENT OF INDEPENDENT AUDITORS